Exhibit 99.1

American Eagle Outfitters Reports Record Third Quarter Results with Revenue Rising 24% and Operating Income More Than Doubling. This Reflects Strong Customer Demand and Excellent Execution on the “Real Power. Real Growth.” Value Creation Plan

November 23, 2021

Third Quarter 2021 Highlights Compared to Third Quarter 2020

•	Record revenue of $1.27 billion increased 24%
•	Operating income of $210 million more than doubled, reaching a new third quarter high
•	Strong demand, higher full-priced sales, reduced promotions and controlled costs fueled gross margin expansion to 44.3% and operating margin to 16.5%
•	American Eagle net revenue rose 21% and operating income was up 68%
•	Aerie net revenue increased 28% and operating income rose 46%

PITTSBURGH -- (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the third quarter ended October 30, 2021.

“As strong demand for our merchandise and brands continues, I’m very pleased to report another quarter of record revenue and profit. The work on our Real Power. Real Growth. value creation plan is driving meaningful improvements to our profitability through real estate and inventory optimization; omni-channel and customer focus; and our supply chain initiatives. The power of our brands, operations and talent are clearly evident and we are intensely focused on ensuring these strengths continue to take AEO to new heights,” said Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

“This quarter, we took an important next step in our supply chain transformation with the planned acquisition of Quiet Logistics to ensure ongoing efficiencies and procure a state-of-the-art logistics platform with meaningful growth potential. With our customer-first focus, the teams did a great job bringing in goods to meet strong demand this holiday season. I am extremely proud of the team’s ability to execute with precision at a time of volatility and am confident that we will exceed $600 million of operating income for the year, well above the $550 million 2023 target,” Jay continued.

Third Quarter 2021 Results

•	Total net revenue increased $242 million, or 24% to $1.27 billion, compared to $1.03 billion in the third quarter of 2020.
•

Aerie revenue of $315 million rose 28% from third quarter 2020 on top of 34% growth last year. American Eagle revenue of $941 million rose 21% versus third quarter 2020 following an 11% decline last year.

•	Consolidated store revenue increased 29%. Total digital revenue increased 10%. Compared to the pre-pandemic third quarter 2019 base, store revenue increased 9% and digital revenue increased 42%.
•	Gross profit of $565 million rose 36% from $415 million in the third quarter of 2020.
•

Gross margin of 44.3% expanded 410 basis points from 40.2% in the third quarter of 2020 and reflected the highest rate since 2007. The increase from 2020 largely reflected leverage on rent and delivery, as well as strong product demand, higher full-priced sales, lower promotions and inventory optimization initiatives, partially offset by higher freight costs.

•	Selling, general and administrative expense leveraged 190 basis points as a rate to sales versus third quarter 2020 due to strong revenue growth and lower incentive compensation.
•	Depreciation and amortization expense of $41 million compared to $39 million in the third quarter of 2020 and leveraged 60 basis points as a rate to sales due to strong revenue growth.
•

Operating income was $210 million. This compared to operating income of $96 million in third quarter 2020 or $103 million on an adjusted basis. Aerie’s operating income of $52 million increased 46% from $36 million in the third quarter of 2020 and American Eagle’s operating income of $261 million increased 68% from $155 million in the third quarter of 2020.

•	Operating margin of 16.5% reflected the highest rate since 2007. Aerie’s operating margin of 16.5% expanded 200 bps from 2020 and American Eagle’s operating margin of 27.8% expanded 780 bps from 2020.
•

Average diluted shares outstanding were 205 million compared to 184 million in the third quarter of 2020. The increase primarily reflected 34 million shares of unrealized dilution associated with the company’s convertible notes.

•	EPS of $0.74. Adjusted EPS of $0.76 this quarter excludes $0.02 of non-cash interest expense on the company’s convertible notes.

Inventory

Total consolidated ending inventory at cost increased 32% to $740 million compared to a 13% decline last year. The increase was partially driven by higher air freight due to global supply chain disruptions.

Capital Expenditures

In the third quarter of 2021, capital expenditures totaled $58 million, and year to date totaled $144 million. For fiscal 2021, the company now expects capital expenditures to be at the low end of our prior guidance range of $250 to $275 million.

Cash Flow and Balance Sheet

The company ended the period with total cash of $741 million. This compares to $692 million in third quarter 2020.

Shareholder Returns

The company’s third quarter cash dividend of $30 million was paid during the quarter.

Conference Call and Supplemental Financial Information

Today, management will host a conference call and real time webcast at 9:30 a.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to www.aeo-inc.com to access the webcast and audio replay.  Additionally, a financial results presentation is posted on the company’s website.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including consolidated adjusted operating income and earnings per share, excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Management believes that this non-GAAP information is useful for an alternate presentation of the company’s performance, when reviewed in conjunction with the company’s GAAP consolidated financial statements, as it helps identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted operating income provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making.

These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 33 countries. For more information, please visit www.aeo-inc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including fourth quarter and annual fiscal 2021 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for fiscal 2021 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	October 30,	January 30,	October 31,
	2021	2021	2020
ASSETS
Cash and cash equivalents	$740,668	$850,477	$692,356
Merchandise inventory	739,808	405,445	559,961
Accounts receivable	228,461	146,102	124,560
Prepaid expenses and other	66,593	120,619	130,909
Total current assets	1,775,530	1,522,643	1,507,786
Property and equipment, net	665,408	623,808	650,397
Operating lease right-of-use assets	1,148,108	1,155,965	1,243,311
Intangible assets, including goodwill	69,332	70,332	50,864
Non-current deferred income taxes	57,753	33,045	12,774
Other assets	33,884	29,013	33,083
Total Assets	$3,750,015	$3,434,806	$3,498,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$314,561	$255,912	$304,552
Current portion of operating lease liabilities	299,693	328,624	346,321
Accrued compensation and payroll taxes	123,588	142,272	117,736
Other current liabilities and accrued expenses	56,090	55,343	47,587
Unredeemed gift cards and gift certificates	42,070	62,181	39,794
Accrued income taxes and other	33,570	14,150	15,503
Dividends payable	-	-	22,843
Total current liabilities	869,572	858,482	894,336
Non-current operating lease liabilities	1,123,681	1,148,742	1,196,755
Long-term debt, net	336,249	325,290	321,081
Other non-current liabilities	23,816	15,627	17,846
Total non-current liabilities	1,483,746	1,489,659	1,535,682
Commitments and contingencies	-	-	-
Preferred stock	-	-	-
Common stock	2,496	2,496	2,496
Contributed capital	627,264	663,718	655,891
Accumulated other comprehensive loss	(39,049)	(40,748)	(44,673)
Retained earnings	2,185,393	1,868,613	1,865,370
Treasury stock	(1,379,407)	(1,407,414)	(1,410,887)
Total stockholders' equity	1,396,697	1,086,665	1,068,197
Total Liabilities and Stockholders' Equity	$3,750,015	$3,434,806	$3,498,215

Current Ratio	2.04	1.77	1.69

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)

	GAAP Basis
	13 Weeks Ended
	October 30,	% of	October 31,	% of
	2021	Revenue	2020	Revenue
Total net revenue	$1,274,078	100.0%	$1,031,617	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	709,554	55.7%	616,840	59.8%
Gross profit	564,524	44.3%	414,777	40.2%
Selling, general and administrative expenses	313,890	24.6%	273,297	26.5%
Restructuring and COVID-19 related charges	-	0.0%	6,955	0.6%
Depreciation and amortization expense	40,947	3.2%	38,974	3.8%
Operating income (loss)	209,687	16.5%	95,551	9.3%
Interest expense (income), net	8,612	0.7%	7,924	0.8%
Other (income) expense, net	(3,130)	-0.2%	(2,223)	-0.2%
Income (loss) before income taxes	204,205	16.0%	89,850	8.7%
Provision (benefit) from income taxes	51,981	4.1%	31,742	3.1%
Net income (loss)	$152,224	11.9%	$58,108	5.6%

Net income (loss) per basic share	$0.91		$0.35
Net income (loss) per diluted share	$0.74		$0.32

Weighted average common shares outstanding - basic	167,637		166,185
Weighted average common shares outstanding - diluted	205,013		184,397

	GAAP Basis
	39 Weeks Ended
	October 30,	% of	October 31,	% of
	2021	Revenue	2020	Revenue
Total net revenue	$3,502,848	100.0%	$2,466,819	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	1,999,743	57.1%	1,758,537	71.3%
Gross profit	1,503,105	42.9%	708,282	28.7%
Selling, general and administrative expenses	872,320	24.9%	685,206	27.8%
Impairment, restructuring and COVID-19 related charges	-	0.0%	177,186	7.1%
Depreciation and amortization expense	119,674	3.4%	120,818	4.9%
Operating income (loss)	511,111	14.6%	(274,928)	-11.1%
Interest expense (income), net	26,038	0.7%	16,617	0.7%
Other (income) expense, net	(6,354)	-0.2%	(793)	0.0%
Income (loss) before income taxes	491,427	14.1%	(290,752)	-11.8%
Provision (benefit) from income taxes	122,226	3.6%	(77,943)	-3.2%
Net income (loss)	$369,201	10.5%	$(212,809)	-8.6%

Net income (loss) per basic share	$2.20		$(1.28)
Net income (loss) per diluted share	$1.78		$(1.28)

Weighted average common shares outstanding - basic	168,062		166,385
Weighted average common shares outstanding - diluted	207,032		166,385

AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	October 30, 2021
	Interest Expense, net	Net Income	Diluted Earnings per Common Share
GAAP Basis	$8,612	152,224	$0.74
% of Revenue	0.7%	11.9%

Less: Convertible debt(1):	4,569	3,330	0.02
Non-GAAP Basis	$4,043	155,554	$0.76
% of Revenue	0.3%	12.2%

(1) Amortization of the non-cash discount on the Company's convertible notes

AMERICAN EAGLE OUTFITTERS, INC.
GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended
	October 31, 2020
	Operating Income	Interest Expense, net	Net Income	Diluted Earnings per Common Share
GAAP Basis	$95,551	$7,924	$58,108	$0.32
% of Revenue	9.3%	0.8%	5.6%

Add: Incremental COVID-19 related expenses and restructuring (1):	6,955	-	4,500	0.02
Less: Convertible debt (2):	-	4,113	2,657	0.01
Non-GAAP Basis	$102,506	$3,811	$65,265	$0.35
% of Revenue	9.9%	0.4%	6.2%

(1) $7.0 million incremental COVID-19 related expenses and restructuring charges:

-	$6.0 million of incremental COVID-19 related expenses consisting of personal protective equipment and supplies for our associates and customers
-	$1.0 million of corporate severance charges

(2) Amortization of the non-cash discount on the Company's convertible notes

AMERICAN EAGLE OUTFITTERS, INC.
RESULTS BY SEGMENT
(Dollars in thousands)
(unaudited)

	American Eagle	Aerie	Corporate(1)	Total(2)
13 weeks ended October 30, 2021
Total net revenue	$940,992	$315,049	$18,037	$1,274,078
Operating income (loss)	$261,225	$52,021	$(103,559)	$209,687
Capital Expenditures	$13,298	$24,867	$20,036	$58,201

13 weeks ended October 31, 2020
Total net revenue	$775,961	$246,748	$8,908	$1,031,617
Operating income (loss)	$155,259	$35,738	$(95,446)	$95,551
Restructuring and COVID-19 related charges	$-	$-	$6,955	$6,955
Adjusted operating income (loss)	$155,259	$35,738	$(88,491)	$102,506
Capital Expenditures	$10,488	$6,399	$14,302	$31,189

	American Eagle	Aerie	Corporate(1)	Total(2)
39 weeks ended October 30, 2021
Total net revenue	$2,513,700	$947,851	$41,297	$3,502,848
Operating income (loss)	$611,650	$191,341	$(291,880)	$511,111
Capital Expenditures	$36,093	$48,164	$60,148	$144,405

39 weeks ended October 31, 2020
Total net revenue	$1,791,042	$653,240	$22,537	$2,466,819
Operating income (loss)	$1,113	$47,011	$(323,052)	$(274,928)
Impairment, restructuring, and COVID-19 related charges	$90,926	$18,215	$68,045	$177,186
Adjusted operating income (loss)	$92,039	$65,226	$(255,007)	$(97,742)
Capital Expenditures	$25,361	$23,807	$43,423	$92,591

(1) Corporate includes revenue and operating results of the Todd Snyder and Unsubscribed brands, and AirTerra, which are not material to disclose as separate reportable segments. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment.

(2) The difference between Total Operating Income (loss) and Income (loss) before Taxes includes the following items, which are not allocated to our reportable segments:

-

For the 13 weeks ended October 30, 2021, interest expense, net or $8.6 million and other (income), net of ($3.1) million. For the 39 weeks ended October 30, 2021, interest expense, net of $26.0 million and other (income), net of ($6.4) million.

-

For the 13 weeks ended October 31, 2020, interest expense, net of $7.9 million and other (income), net of ($2.2) million. For the 39 weeks ended October 31, 2020, interest expense, net of $16.6 million and other (income), net of ($0.8) million.

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(unaudited)

	Third Quarter	YTD Third Quarter
	2021	2021
Consolidated stores at beginning of period	1,090	1,078
Consolidated stores opened during the period
AE Brand	3	14
Aerie stand-alone (incl. OFFLINE) (3)	25	43
Todd Snyder	0	1
Unsubscribed	2	3
AE77	1	1
Consolidated stores closed during the period
AE Brand	0	(18)
Aerie stand-alone (incl. OFFLINE)	0	(1)
Total consolidated stores at end of period	1,121	1,121
AE Brand	897
Aerie stand-alone (incl. OFFLINE) (3)	216
Aerie side-by-side (incl. OFFLINE) (2)(4)	187
Todd Snyder	3
Unsubscribed	4
AE77	1

Stores remodeled and refurbished during the period	2	13
Total gross square footage at end of period (in '000)	6,924	6,924

International license locations at end of period (1)	256	256

Aerie Openings
Aerie stand-alone (incl. OFFLINE) (3)	25	43
Aerie side-by-side (incl. OFFLINE) (2)(4)	4	9
Total Aerie Openings	29	52

(1) International license locations are not included in the consolidated store data or the total gross square footage calculation.

(2) Aerie side-by-side and OFFLINE side-by-side stores are included in the AE Brand store count as they are considered part of the AE Brand store to which they are attached. OFFLINE side-by-side stores, when attached to an Aerie Brand store, are included in the Aerie Brand store count.

(3) Aerie stand-alone stores include 3 OFFLINE openings during the period and 4 OFFLINE openings YTD, with 8 OFFLINE stores in the consolidated totals.

(4) Aerie side-by-side stores include 4 OFFLINE openings during the period and YTD, with 5 OFFLINE stores in the consolidated totals.